Exhibit 4.1
___________________________________________________________________________
___________________________________________________________________________

TEXAS-NEW MEXICO POWER COMPANY

To
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

_______________________________________

TWENTY-FIFTH SUPPLEMENTAL INDENTURE
dated as of November 6, 2025

Supplemental to the First Mortgage Indenture
dated as of March 23, 2009
(file no.: 09-0007931211)

Address of Debtor:
Texas-New Mexico Power Company
Attention: Treasury
414 Silver Ave. SW, MS 0905
Albuquerque, New Mexico 87102-3289

Address of Secured Party:
U.S. Bank Trust Company, National Association, as Trustee
60 Livingston Ave
Saint Paul, Minnesota 55107
Attention: Global Corporate Trust – TNMP Notes Administrator

TWENTY-FIFTH SUPPLEMENTAL INDENTURE, dated as of November 6, 2025, between TEXAS-NEW MEXICO POWER COMPANY, a corporation organized and existing under the laws of the State of Texas (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association (ultimate successor as trustee to The Bank of New York Mellon Trust Company, N.A.), as Trustee under the Indenture hereinafter referred to (the “Trustee”).
RECITALS OF THE COMPANY
WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Mortgage Indenture dated as of March 23, 2009 (the “Original Indenture”), providing for the issuance by the Company from time to time of its bonds, notes or other evidence of indebtedness to be issued in one or more series (in the Original Indenture and herein called the “Securities”) and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities and the performance and observance of the other obligations of the Company thereunder; and
WHEREAS, the Company has also heretofore executed and delivered to the Trustee a First Supplemental Indenture, dated as of March 23, 2009, a Second Supplemental Indenture, dated as of March 25, 2009, a Third Supplemental Indenture, dated as of April 30, 2009, as amended by a First Amendment, dated as of December 16, 2010, a Fourth Supplemental Indenture, dated as of September 30, 2011, a Fifth Supplemental Indenture, dated as of April 3, 2013, a Sixth Supplemental Indenture, dated as of June 27, 2014, a Seventh Supplemental Indenture, dated as of February 10, 2016, an Eighth Supplemental Indenture, dated as of August 24, 2017, a Ninth Supplemental Indenture, dated as of June 28, 2018, a Tenth Supplemental Indenture, dated as of March 29, 2019, an Eleventh Supplemental Indenture, dated as of July 1, 2019, a Twelfth Supplemental Indenture, dated as of April 24, 2020, a Thirteenth Supplemental Indenture, dated as of July 15, 2020, a Fourteenth Supplemental Indenture, dated as of August 16, 2021, a Fifteenth Supplemental Indenture dated as of May 12, 2022, a Sixteenth Supplemental Indenture, dated as of May 13, 2022, a Seventeenth Supplemental Indenture dated as of July 28, 2022, an Eighteenth Supplemental Indenture dated as of April 28, 2023, a Nineteenth Supplemental Indenture dated as of July 28, 2023, a Twentieth Supplemental Indenture dated as of March 28, 2024, a Twenty-First Supplemental Indenture dated as of April 1, 2024, a Twenty-Second Supplemental Indenture dated as of July 1, 2024, a Twenty-Third Supplemental Indenture dated as of February 14, 2025 and a Twenty-Fourth Supplemental Indenture dated as of July 21, 2025 each such supplemental indenture being between the Company and the Trustee, each providing for the establishment of the terms of one or more series of Securities (the Original Indenture, as supplemented by said First Supplemental Indenture, said Second Supplemental Indenture, said Third Supplemental Indenture (as amended), said Fourth Supplemental Indenture, said Fifth Supplemental Indenture, said Sixth Supplemental Indenture, as supplemented and amended by said Seventh Supplemental Indenture, as supplemented by said Eighth Supplemental Indenture, said Ninth Supplemental Indenture, said Tenth Supplemental Indenture, said Eleventh Supplemental Indenture, said Twelfth Supplemental Indenture, said Thirteenth Supplemental Indenture, said Fourteenth Supplemental Indenture, said Fifteenth Supplemental Indenture, said Sixteenth Supplemental Indenture, said Seventeenth Supplemental Indenture, said Eighteenth Supplemental Indenture, said Nineteenth Supplemental Indenture, said Twentieth Supplemental Indenture, said Twenty-First Supplemental Indenture, said Twenty-Second Supplemental Indenture, said Twenty-Third Supplemental Indenture and said Twenty-Fourth Supplemental Indenture the “Indenture”); and
WHEREAS, on June 1, 2011, MUFG Union Bank, N.A. (under its then name, Union Bank, N.A.) succeeded to The Bank of New York Mellon Trust Company, N.A. as Trustee under the Indenture; effective March 15, 2021, U.S. Bank National Association succeeded to MUFG Union Bank, N.A. as Trustee under the Indenture; and effective January 29, 2022, U.S. Bank Trust Company, National Association succeeded to U.S. Bank National Association as Trustee under the Indenture; and
WHEREAS, the Company intends by this Twenty-Fifth Supplemental Indenture to (i) amend the Change in Control definition under Section 1.01 of the Tenth Supplemental Indenture, the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Eighteenth Supplemental Indenture, the Nineteenth Supplemental Indenture, the Twentieth Supplemental Indenture, the Twenty-Second Supplemental Indenture and the Twenty-Third Supplemental Indenture (the “Applicable Supplemental Indentures”), (ii) remove the requirement for the Company to be a Securities and Exchange Commission registrant under Section 12.04 of the Original Indenture and (iii) amend the Fifth Supplemental Indenture to include a new Section 2.07 requiring the Company to provide periodic financial statements and reports; and
WHEREAS, Section 14.02 of the Original Indenture permits the Company and the Trustee to enter into this Twenty-Fifth Supplemental Indenture with the requisite consent of holders; and
WHEREAS, the Company has requested consent of holders to the amendments set forth under Section 2.01 and 2.02 herein, and such consents constituting the requisite consent of holders for each amendment set forth herein have been received and not been validly revoked; and
WHEREAS, the Trustee has received an Officer’s Certificate and Opinion of Counsel required by the Indenture to the effect that all conditions precedent provided under the Indenture have been complied with to permit the Company and the Trustee to enter into this Twenty-Fifth Supplemental Indenture; and
WHEREAS, all things necessary to make this Twenty-Fifth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done.
NOW, THEREFORE, THIS TWENTY-FIFTH SUPPLEMENTAL INDENTURE WITNESSETH that, for and in consideration of the premises and of the covenants contained in the Indenture and in this Twenty-Fifth Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, it is mutually covenanted and agreed as follows:

ARTICLE ONE
DEFINITIONS
    Section 1.01.    Certain Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined in this Twenty-Fifth Supplemental Indenture. Unless the context otherwise requires, any reference herein to a “Section” or an “Exhibit” means a Section of, or an Exhibit to, this Twenty-Fifth Supplemental Indenture, as the case may be. The words “herein,” “hereof” and “hereunder” and words of similar import refer to this Twenty-Fifth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.
The following terms have the meanings given to them in this Article One and, for purposes of this Twenty-Fifth Supplemental Indenture, such meanings shall supersede and replace the meanings given them, if any, in the Original Indenture:
“Parent” means TXNM Energy, Inc., a New Mexico corporation, together with its successors.
ARTICLE TWO
AMENDMENTS TO INDENTURE
    Section 2.01.        Reports by Company Under the Original Indenture. Section 12.04 of the Original Indenture is hereby deleted in its entirety and replaced with the following:
“Section 12.04. [Reserved.]”
    Section 2.02.        Definitions. Section 1.01 of Applicable Supplemental Indentures is hereby amended by amending and restating the following definition in its entirety to read as follows:
‘“Change in Control” means the failure of Parent to own and control more than 50% of the Voting Stock of the Company; provided, that, for the avoidance of doubt, the transactions contemplated by the following agreements shall not constitute a Change in Control: (i) that certain Agreement and Plan of Merger, dated as of May 18, 2025, by and among Parent, Troy ParentCo LLC, a Delaware limited liability company (“Troy ParentCo”), and Troy Merger Sub Inc., a New Mexico corporation and a direct subsidiary of Troy ParentCo (“Troy Merger Sub”) and (ii) that certain Stock Purchase Agreement, dated as of May 18, 2025, by and among the Parent, Troy TopCo LP, a Delaware limited partnership, and Troy Merger Sub.’
Section 2.03.    Reports by Company Under the Fifth Supplemental Indenture. Section 2 of the Fifth Supplemental Indenture is hereby amended to incorporate a new Section 2.07 with the following:

“Section 2.07 Reports by Company. For so long as any First Mortgage Bonds are outstanding under this Fifth Supplemental Indenture, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will deliver to each Holder of the First Mortgage Bonds the documents set forth below in paragraphs (a) Quarterly Statements, (b) Annual Statements, (c) SEC and Other Reports (if any), by either (i) within the time periods set forth in such paragraphs (a), (b) and (c) either (x) delivering paper copies, to the address, if any, specifically designated therefore by such Holder, by hand-delivery or by overnight courier or (y) delivering electronic copies by email or (ii) giving written notice within fifteen (15) Business Days after the timely filing on EDGAR or posting on its home page or on its Parent’s home page on the internet or on Intralinks or on any similar website to which each Holder of the First Mortgage Bonds has free access, by the Company of a Form 10-K (or such annual financial statements satisfying the requirements of paragraph (b) below), Form 10-Q (or such quarterly financial statements satisfying the requirements of paragraph (a) below), or any other SEC or other report (if any), as the case may be:
(a)    Quarterly Statements. Within sixty (60) days (or, if earlier, the date by which such financial statements are required to be delivered under any Material Credit Facility (as defined below) or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:
(i)    a consolidated balance sheet of the Company and its Subsidiaries (as defined below) as at the end of such quarter, and
(ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer (as defined below) as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this paragraph (a) - Quarterly Statements;
(b)    Annual Statements. Within one hundred twenty (120) days (or, if earlier, the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, duplicate copies of:
(i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and
(ii)    consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this paragraph (b)-Annual Statements;
(c)    SEC and Other Reports. Promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary of the Company to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) if the Company is still subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such Holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary of the Company with the SEC.
(d)    Definitions. The following definitions apply under this Section 2.07:
(i)    “Material Credit Facility” means, as to the Company and its Subsidiaries,
(A)    the $200,000,000 Credit Agreement among the Company, certain lenders identified therein and certain agents identified therein dated as of April 1, 2024, including any further renewals,

extensions, amendments, supplements, restatements, replacements or refinancing thereof; and
(B)    any other agreement(s) creating or evidencing indebtedness for borrowed money (other than indebtedness owed to affiliates of the Company), entered into on or after July 21, 2025, by the Company or any Subsidiary of the Company, or in respect of which the Company or any Subsidiary of the Company is an obligor or otherwise provides a guarantee or other credit support, in a principal amount outstanding or available for borrowing equal to or greater than $60,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).
(ii)    “SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.
(iii)    “Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.
(iv)    “Subsidiary” and “Subsidiaries” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a fifty percent (50%) interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Any reference to a Subsidiary of the Company herein shall not include a Subsidiary that is inactive, has minimal or no assets and does not generate revenues. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.”
ARTICLE THREE
MISCELLANEOUS PROVISIONS
    Section 3.01.    Utility and Transmitting Utility. The Company is a utility as defined in Section 261.001(a) of the Texas Business and Commerce Code (the “TBCC”). The Company intends to subject the Original Indenture, as heretofore supplemented and amended and as supplemented by this Twenty-Fifth Supplemental Indenture, to the requirements and benefits of Chapter 261 of the TBCC. The perfection of and notice provided by the Original Indenture, as heretofore supplemented and amended and as supplemented by this Twenty-Fifth Supplemental Indenture, under Section 261.004 of the TBCC with respect to the interest in property granted as security thereunder shall be effective from its date of deposit for filing until and to the extent such interest in property is released by the filing of a termination statement or a release of such interest in property, in each case signed or authorized in writing by the Trustee, and no renewal, refiling or continuation statement shall be required to continue such effectiveness. The Company is also a transmitting utility as defined in Section 9.102 of the TBCC. The Original Indenture, as heretofore supplemented and amended and as supplemented by this Twenty-Fifth Supplemental Indenture, shall remain effective as (a) a financing statement until a termination statement is filed, as provided in Section 9.515(f) of the TBCC, and (b) a financing statement filed as a fixture filing until the Original Indenture (as heretofore supplemented and amended and as supplemented by this Twenty-Fifth Supplemental Indenture) is released in full or satisfied of record or its effectiveness otherwise terminates as to the real property covered thereby, as provided in Section 9.515(g) of the TBCC.
    Section 3.02.    Ratification. The Indenture, as supplemented by this Twenty-Fifth Supplemental Indenture, is in all respects ratified and confirmed, and this Twenty-Fifth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.
    Section 3.03.    Trustee. The Trustee hereby accepts the trust hereby declared and provided, and agrees to perform the same upon the terms and conditions set forth in the Indenture, as supplemented by this Twenty-Fifth Supplemental Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Twenty-Fifth Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein or therein (except the Trustee’s certificate of authentication) or the statements contained in Section 3.01, all of which recitals and statements are made by the Company solely.
    Section 3.04.    Governing Law. This Twenty-Fifth Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act would be applicable were this Twenty-Fifth Supplemental Indenture qualified under the Trust Indenture Act and except to the extent that the law of any other jurisdiction shall mandatorily govern the creation, perfection, priority or enforcement of the Lien of the Indenture, as supplemented by this Twenty-Fifth Supplemental Indenture or the exercise of remedies with respect to the Mortgaged Property.
    Section 3.05.    Counterparts. The Twenty-Fifth Supplemental Indenture referred to herein is an indenture supplemental to the Indenture. This Twenty-Fifth Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.
    Section 3.06.    USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section  326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Twenty-Fifth Supplemental Indenture agree that they shall provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.
    Section 3.07.    Notices to the Trustee. Notice is hereby given that the address of the Trustee for purposes of Section 1.08 of the Indenture is:
If to the Trustee, to:

U.S. Bank Trust Company, National Association
60 Livingston Ave
Mail Code EP-MN-WS3C
Saint Paul, Minnesota 55107
Attention: Global Corporate Trust – TNMP Notes Administrator
or such other address as the Trustee may from time to time designate pursuant to said Section 1.08.

IN WITNESS WHEREOF, said TEXAS-NEW MEXICO POWER COMPANY has caused this Twenty-Fifth Supplemental Indenture to be executed on its behalf and said U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee as aforesaid, in evidence of its acceptance of the trust hereby created, has caused this Twenty-Fifth Supplemental Indenture to be executed on its behalf, to be effective as of the date first written above.
    TEXAS-NEW MEXICO POWER COMPANY
    By:/s/ Sabrina G. Greinel
    Name: Sabrina G. Greinel
    Title: Vice President, Treasurer and Strategy

ACKNOWLEDGMENT
STATE OF NEW MEXICO    )
COUNTY OF BERNALILLO    )

This instrument was acknowledged before me on this 24th day of October, 2025, by Sabrina G. Greinel, Vice President, Treasurer and Strategy of TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation, on behalf of said corporation.
    /s/ Amanda Heredia
Notary Public in and for the State of New Mexico

[Signature Page to Twenty-Fifth Supplemental Indenture to
First Mortgage Indenture of Texas-New Mexico Power Company]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee
    By:/s/ Quinton M. DePompolo
    Name: Quinton M. DePompolo
    Title: Vice President

STATE OF MINNESOTA    )
COUNTY OF RAMSEY    )
Before me, the undersigned notary, on this day personally appeared Quinton M. DePompolo, known to me personally (description of identity card or other document)) to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same, in his capacity as Vice President of U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, acting in its capacity as Trustee, for the purposes and consideration therein expressed.

Given under my hand and seal of office this 28th day of October, A.D., 2025.
Signature:/s/ Benjamin Frederick Palmer    (seal)